FIRST AMENDMENT TO THE
                                                ADVISORY AGREEMENT

         This First Amendment is entered into as of the 15th day of November, 1998 in order to amend the Advisory Agreement dated November 15, 1996 (the "Advisory Agreement") by and between Insight Premier Funds (the "Trust") on behalf of its series (each a "Fund" and collectively, the "Funds") and Insight Management, Inc. (the "Adviser").

WHEREAS, the Trust and the Adviser have entered previously into the Advisory Agreement; and

         WHEREAS, pursuant to Section 13 of the Advisory Agreement, the Trust and the Adviser wish to amend certain provisions of said Agreement.

         NOW, THEREFORE, the parties hereto agree to amend the Advisory Agreement as follows:

              1. Paragraph 1 of the Advisory Agreement is hereby modified and amended to reflect the change in the name of the Trust to "Kobren Insight Funds" and the name of the Adviser to "Kobren Insight Management, Inc. "


              2. Section 8 of the Advisory Agreement is hereby modified and amended to (i) reflect the change in the names of the series previously established and designated and (ii) add Kobren Delphi Value Fund (1.00%) to the names of the series as follows:

         Section 8                                 Section 8 as Amended
         ---------                                 --------------------
Insight Growth Fund (0.75%)                         Kobren Growth Fund (0.75%)
Insight Moderate Growth Fund (0.75%)                Kobren Moderate Growth Fund (0.75%)
Insight Conservative Allocation Fund (0.75%)        Kobren Conservative Allocation Fund (0.75%)
              Kobren Delphi Value Fund (1.00%)

         3. All other terms and conditions of the Advisory Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date set forth above.

ATTEST:                                              KOBREN INSIGHT FUNDS

By:      /s/ Eric J. Godes                           By:      /s/ Eric M. Kobren
Name:    Eric J. Godes                                   ame:    Eric M. Kobren
Title:   Vice President                                       Title:   President

ATTEST:                                    KOBREN INSIGHT MANAGEMENT, INC.

By:      /s/ Eric J. Godes                           By:   /s/ Eric M. Kobren
Name:    Eric J. Godes                                  Name:    Eric M. Kobren
Title:   Vice President                                 Title:   President

                                          Kobren Insight Management, Inc.
                                           20 William Street, Suite 310
                                                   P.O. Box 9150
                                             Wellesley Hills, MA 02181